UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

9721 Sherrill Boulevard
Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2012, we released information regarding results of operations for the quarter and year-to-date periods ended September 30, 2012. A copy of the press release is attached as Exhibit 99.

The information in this Form 8-K and the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On November 1, 2012, the Company announced its financial results for the quarter and year-to-date periods ended September 30, 2012. The full text of the press release is set forth in Exhibit 99. The Company has also released certain supplemental financial information that can be accessed through the Company’s website at www.scrippsnetworksinteractive.com.

The information in this Form 8-K and the attached Exhibit as well as the supplemental information referenced above is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99	Press release dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

BY:	/s/ Joseph G. NeCastro

Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

Dated: November 1, 2012